OPERATING AGREEMENT OF
                SOUTH TRACY INDUSTRIAL PARK, LLC
             A CALIFORNIA LIMITED LIABILITY COMPANY


     In accordance with the Beverly-Killea Limited Liability Company Act and subject to the Articles of Organization, which were filed on July 28, 1999 with the Secretary of State of California, the members of SOUTH TRACY INDUSTRIAL PARK, LLC, listed on the signature page, make the following Agreement on August17, 1999 regarding the conduct of the business and affairs of SOUTH TRACY INDUSTRIAL PARK, LLC, a California limited liability company ("Company"):

                 ARTICLE 1. DEFINITION OF TERMS

     1.01 When used in this Agreement, the following terms have the meanings set forth here:

          (a)  "Act" means California's Beverly-Killea Limited
Liability Company Act, as set forth in Corporations Code Title 2.5.

          (b) "Agreement" means this operating agreement, as originally executed and as amended from time to time.

          (c) "Articles" means the Articles of Organization for the Company as originally filed with the Secretary of State and as amended from time to time.

          (d) "Available cash" of the Company means all cash funds of the Company on hand from time to time (other than cash funds obtained as contributions to the capital of the Company by the members and cash funds obtained from loans to the Company), after
(1) payment of all operating expenses of the Company as of such time, (2) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (3) provision for a working capital reserve, as defined below.

          (e) "Bankruptcy" means, and a member is deemed a "Bankrupt Member" on, (1) the entry of a decree or order for relief against the Member by a court of competent jurisdiction in any involuntary case brought against the Member under any bankruptcy, insolvency, or similar law ("Debtor Relief Laws") that generally affect the rights of creditors and relief of debtors; (2) the appointment of a receiver, liquidator, assignee, custodian, conservator, trustee or similar agent under Debtor Relief Laws for the Member or for any substantial portion of the Member's assets;
(3) the issuance of an order for the winding up and/or liquidation of the Member's affairs; (4) the filing of a petition in any involuntary bankruptcy case that remains undismissed or suspended under the federal bankruptcy laws; (5) the commencement by a Member of voluntary case under any applicable Debtor Relief Law; (6) the written admission of a Member that the Member is unable to pay the Member's debts as they become due; (7) the consent by any Member to the entry of an order for relief in any involuntary case, or to the appointment of (or the taking of possession by) a receiver, liquidator, assignee, custodian, conservator, trustee or similar agent under Debtor Relief Law for the Member or for any substantial portion of the Member's assets; or (8) the making by a Member of any general assignment for the benefit of creditors.

          (f) "Capital Account" means the individual accounts established and maintained pursuant to Paragraph 3.04.

          (g) "Capital Contribution" means the total value of cash and agreed fair market value of property and/or services contributed and/or agreed to be contributed to the Company by each member, as shown in Exhibit A, as the same may be amended from time to time.

          (h) "Code" means the Internal Revenue Code of 1986, as amended. All references in this Agreement to sections of the Code include any corresponding provision or provisions of succeeding law.

          (i) "Company" means SOUTH TRACY INDUSTRIAL PARK, LLC, a California limited liability company.

          (j) "Entity" means any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, and foreign association of like structure.

          (k) "Interest" in the Company means the entire ownership interest of a member in the Company at any particular time, including the right of the member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of the member to comply with all of the terms and provisions of this Agreement.

          (l) "Manager" means an individual appointed by consent of all Members and having the authority as set forth in this Agreement.

          (m) "Member" means each person who is an original signatory to the Agreement and has been admitted to the Company as a Member, or who is an assignee that has been admitted to the Company as a Member that has not resigned, withdrawn, or been dissolved.

          (n) "Percentage Interests" of a Member means the percentage of the Member set forth opposite the name of the Member in Exhibit A attached to this Agreement, as the percentage may be adjusted from time to time pursuant to the terms of this Agreement.

          (o) "Principal office" means the office of the agent of this Company as shown in its Articles.

          (p) "Pro Rata Part" means the proportion that a percentage interest of a Member bears to the aggregate interest in the Company of all Members.

          (q) "Share" refers to an interest in the Company representing a contribution to capital. Whenever reference is made to "percentage interest," a share may be converted into the same by dividing a Member's number of shares by the total of all shares outstanding.

          (r) "Substitute Member" means any individual or entity that is admitted into membership on the written consent of all Members in accordance with Paragraph 3.11.

          (s) "Tax Matters Member" means the Member chosen pursuant to Internal Revenue Code Section 6231(a)(7) to deal with the Internal Revenue Service on tax matters.

          (t) Project means the purchase of lots 2 through 5 and 14 through 18, which is located in the City of Tracy, County of San Joaquin, State of California, and is preliminarily described in Exhibit B, with an option to purchase lots 6 through 13, which is located in the City of Tracy, County of San Joaquin, State of California, and is preliminarily described in Exhibit C, together with all buildings and improvements to be constructed thereon (the Buildings).

          (u)  Construction Manager means Westco Community
Builders, Inc., a California corporation. Construction Manager shall perform all construction functions including supervision, coordination, budgeting, the hiring of subcontractors and consultants and other related services to achieve the construction of the Project.

          (v) Marketing Manager means Westco Community Builders, Inc., a California corporation. The Marketing Manager shall be responsible for making all necessary arrangements for the marketing of the Project and its completed Buildings, including those arrangements necessary for the sale or lease of the Buildings.

          (w)  Management Fee means a fee of ten thousand dollars
($10,000) per month to be paid to Member Westco Community Builders, Inc. for its performance of the services of Construction Manager and Marketing Manager.

          (x) Financing means all loans, if any, procured by the Company for the purpose of completing the Project, including any construction loan.

          (y) Approved Costs means all costs, including Financing and the Management Fee, incurred in carrying out the Project. Approved Costs include, but are not limited to: hard and soft costs, developments costs, design and engineering costs, marketing costs, labor costs, supplier costs, legal, administrative and accounting costs attributable to the Project, salaries of the project foreman, permit costs, site trailer costs, materials costs, and insurance costs.

          (z) Equity shall mean the amount of capital, in the form of cash, supplied to the Company by a Member.

          (aa) Preferred Return shall mean that twelve percent
(12%) per annum return on the amount of Equity invested by a Member.

               ARTICLE 2. ORGANIZATION OF COMPANY

     2.01 Formation of Company. The Members have formed a limited liability company under the Act by properly executing and filing the Articles and executing this Agreement. The rights, duties, and liabilities of the Members and the Managers are determined pursuant to the Act, the Articles, and this Agreement.

     2.02 Company Name. The name of the Company is SOUTH TRACY INDUSTRIAL PARK, LLC. The Company will transact business under that name. However, the Managers may conduct business under another name if the Managers think it advisable, provided that the Managers comply with the Act and any other applicable laws, file fictitious name certificates and the like, and file any necessary amendments.

     2.03 Company Purpose. The purpose of the Company is to engage in any business activity permitted by the Act.

     2.04 Duration of Company and Agreement. The duration of the Company and this Agreement is until December 31, 2049, as provided in the Articles, unless the Company is dissolved earlier pursuant to Article 25.

          ARTICLE 3.  MEMBERS AND MEMBERSHIP INTERESTS

     3.01 Names, Addresses, and Initial Capital Contributions of Members. Members, their respective addresses, their initial Capital Contributions to the Company, and their respective percentage interests in the Company are set forth on Exhibit A, attached to this Agreement and made a part of it. Each Member agrees to make the initial contribution set out in Exhibit A within thirty (30) days of the execution of this Agreement.

          (a) In accordance with the foregoing Section 3.01, and in order to satisfy its required Capital Contribution, the Members, and each of them, hereby consent and agree that Member Dover Investments Corp. shall satisfy its capital contribution requirements by supplying the Equity for the purchase of lots comprising the Project, the construction of the Buildings thereon, and the subsequent sale thereof.

          (b) In accordance with the foregoing Section 3.01, and in order to fully satisfy its required Capital Contribution, the Members, and each of them, hereby consent and agree that Member Westco Community Builders, Inc. shall satisfy its capital contribution requirements by performing the duties of Construction Manager and Marketing Manager for the Project.

     3.02 Future Contributions. Other than those Capital Contributions necessary to satisfy each Member's required capital contributions specified in Section 3.01, no Member shall be required to make any additional contributions to the to the capital of the Company. Additional contributions to the capital of the Company shall be made only with the unanimous consent of the Members. Except as provided in this Agreement, no Member may withdraw its Capital Contributions.

     3.03 Member Loans or Services. Loans or services by any Member to the Company may not be considered to be contribution to the capital of the Company.

     3.04 Capital and Capital Accounts.

          (a) The initial Capital Contribution of each Member is as set forth in Exhibit A. No interest may be paid on any other
Capital Contribution.

          (b) The Company will establish and maintain individual Capital Accounts on behalf of each Member, including any additional or Substituted Member who shall subsequently receive any interest in the Company. The Capital Account of each Member consists of (1) the amount of cash the Member has contributed to the Company, (2) less any liabilities assumed by the Company or to which the property is subject, plus (3) the amount of profits or income (including tax-exempt income) allocated to the Member, less (4) the amount of losses and deductions allocated to the Member, less (5) the amount of all cash distributed to the Member, less (6) the fair market value of any property distributed to the Member, net of any liability assumed by the Member or to which the property is subject, less (7) the Member's share of any other expenditures that are not deductible by the Company for federal income tax purposes or that are not allowable as additions to the basis of Company property, and (8) subject to any other adjustments that may be required under the Code. The Capital Account of a Member is not affected by any adjustments to basis made pursuant to Section 743 of the Internal Revenue Code, but must be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Internal Revenue Code.

          (c) No Member has the right to withdraw his or her Capital Contribution or to demand and receive property of the Company or any distribution in return for his or her Capital Contribution, except as may be specifically provided in this Agreement or required by law. No Member may receive out of Company property any part of his, her, or its Capital Contribution until
(1) all liabilities of the Company, except liabilities to the Members on account of their loans, have been paid or sufficient Company property remains to pay them, and (2) all Members consent, unless the return of the contributions to capital is rightfully demanded as provided in the Act.

          (d) Subject to the provisions of subparagraph (c) of this paragraph, a Member may rightfully demand the return of his or her or its Capital Contribution (1) on the dissolution of the Company, or (2) as may otherwise be provided in the Act. A Member may demand and receive only cash in return for the Member's Capital Contribution.

     3.05 Admission of Additional Capital. Additional capital may be contributed to the Company, but only on the written consent of all Members.

     3.06 Admission of Additional Members. The Members may admit to the Company additional members to participate in the profits, losses, available cash flow, and ownership of the assets of the Company on such terms as are determined by all of the Members. Admission of any additional Member requires the written consent of all Members then having any interest in the Company. Any additional Members are allocated gain, loss, income, or expense by the method provided in this Agreement.

     3.07 Limitation on Liability. No Member is liable under a judgment, decree, or order of the court, or in any other manner, for a debt, obligation, or liability of the Company, except as provided by law. No Member is required to loan any funds to the Company.

     3.08 No Individual Authority. Unless expressly provided in this Agreement, no Member, acting alone, has any authority to act for, or to undertake or assume, any obligation, debt, or responsibility on behalf of, any other Member of the Company.

     3.09 No Member Responsible for Other Member's Commitment. In the event that a Member (or a Member's shareholders, partners, members, owners, or affiliates) has incurred any indebtedness or obligation before the date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any other Member has any liability or responsibility with respect to the indebtedness or obligation unless the indebtedness or obligation is assumed by the Company pursuant to a written instrument signed by all Members. Furthermore, neither the Company nor any Member is responsible or liable for any indebtedness or obligation that is subsequently incurred by any other Member (or a Member's shareholder, partners, members, owners, or affiliates). In the event that a Member (or a Member's shareholders, partners, members, owners, or affiliates; collectively called the "liable Member"), whether before or after the date of this Agreement, incurs (or has incurred) any debt or obligation that neither the Company nor any of the other Members is to have any responsibility or liability for, the liable Member must indemnify and hold harmless the Company and the other Members from any liability or obligation they may incur in respect of the debt or obligation.

     3.10 Transfer and Assignment of Membership Interests. No Member may assign, convey, sell, encumber, or in any way alienate all or any part of his or her interest in the Company as a Member without prior written consent of all other Members, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the remaining Members may determine in their sole discretion. Transfers in violation of this section are effective only to the extent set forth in Subparagraph 3.13(b), below.

     3.11 Further Restrictions on Membership Transfers. No Member may assign, convey, sell, encumber, or in any way alienate all or any part of his, her or its interest in the Company (1) without registration under applicable federal and state securities laws, or unless he, she or it delivers an opinion of counsel satisfactory to the Company that registration under those laws is not required; or
(2) if the interest to be sold or exchanged, when added to the total of all other sold or exchanged in the preceding twelve (12) consecutive months prior to that time, would result in the termination of the Company under Section 708 of the Internal Revenue Code.

     3.12 Substitute Members. A transferee may become a Substitute Member if (1) the requirements of Subsections 3.10 and 3.11, above, are met; (2) the person executes an instrument satisfactory to the remaining Members accepting and adopting the terms and provisions of this Agreement; and (3) the person pays all reasonable expenses in connection with his, her or its admission as a remaining Member.

     3.13 Effect of Transfer.

          (a) Any permitted transfer of all or any portion of a Member's interest in the Company takes effect on the first day of the month following receipt by the Members of written notice of transfer. Any transferee of an interest in the company takes subject to the restrictions on transfer imposed by this Agreement.


          (b) On a transfer of a Member's interest in the Company in violation of this Agreement, the transferee has no right to participate in the management of the business and affairs of the Company or to become a Member, but the transferee is entitled only to receive the share of profits or other compensation by way of income and the return of contributions to which the transferor of the interest in the Company would otherwise be entitled.

     3.14 Right of First Negotiation. If any Member desires to transfer all or any part of his, her or its Membership Interest, such Member shall notify the Company and the other Members in writing of such desire and, for a period of thirty (30) days thereafter, the Members and the Company shall negotiate with respect to the purchase of such Member's Membership Interest. During such period, the Member desiring to transfer such Membership Interest may not solicit a transferee for such Membership Interest.

     3.15 Right of First Refusal.  If the period described in
Section 3.14 expires without an agreement being reached as to the purchase of the Membership interest referred to therein, the Member desiring to transfer his, her or its Membership Interest may solicit transferees. In such event, each time a Member proposed to transfer all or any part of his, her or its Membership interest, such Member shall first offer such Membership Interest to the Company and the non-transferring Members in accordance with the following provisions:

          (a) Such Member shall deliver a written notice ("Option Notice") to the Company and the other Members stating (i) such Member's bona fide intention to transfer such Membership Interest,
(ii) the Membership Interest to be transferred, (iii) the purchase price and terms of payment for which the Member proposes to transfer such Membership Interest and (iv) the name and address of the proposed transferee.

          (b) Within thirty (30) days after receipt of the Option Notice, the Company shall have the right, but not the obligation, to elect to purchase all or any part of the Membership Interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, the Company may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Managers. If the Company exercises such right within such thirty
(30) day period, the Managers shall give written notice of that fact to the transferring and non-transferring Members.

          (c) If the Company fails to elect to purchase the entire Membership Interest proposed to be transferred within the thirty
(30) day period described in Paragraph 3.14(b), the non-transferring Members shall have the right, but not the obligation, to elect to purchase any remaining share of such Membership Interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Managers. Within sixty (60) days after receipt of the Option Notice, each non-transferring Member shall notify the Managers in writing of his, her or its desire to purchase a portion of the Membership Interest proposed to be so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Membership Interest being transferred. In the event any Member elects to purchase none or less than all of his, her or its pro rata share of such Membership Interest, then the other Members can elect to purchase more than their pro rata share.

          (d) If the Company and the other Members elect to purchase or obtain any or all of the Membership Interest designated in the Option Notice, then the closing of such purchase shall occur within the ninety (90) days after receipt of such notice and the transferring Member, the Company and/or the other Members shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

          (e) If the Company and the other Members elect not to purchase or obtain, or default in their obligation to purchase or obtain, all of the Membership Interest designated in the Option Notice, then the transferring Member may transfer the portion of the Membership Interest described in the Option Notice not so purchased, to the proposed transferee, providing such transfer (i) is completed within thirty (30) days after the expiration of the Company's and the other Members' right to purchase such Membership Interest, (ii) complies with Paragraphs 3.10, 3.11, 3.12 and 3.13 relating to unanimous consent of Managers who are Members, securities and tax requirements.

              ARTICLE 4.  POWER TO AMEND AGREEMENT

     4.01 The Power to adopt, alter, amend, or repeal this Agreement is vested entirely in the Members of the Company.

           ARTICLE 5.  MANAGEMENT RIGHTS IN MANAGERS

     5.01 The right to exercise the powers of the Company and to manage the business and affairs of the Company is vested entirely in the Managers.

                ARTICLE 6.  ELECTION OF MANAGERS

     6.01 (a) The initial Managers specified in the Articles of Organization and/or Exhibit "A" attached hereto will serve as Managers for the period specified in the Articles of Organization or until resignation or removal.

          (b) Managers may be elected at a special meeting called for the purpose of electing Managers. Managers may also be designated by the unanimous written consent of the Members.

          (c) The term of service for the Managers is perpetual unless removed by the affirmative vote of a majority of the Members.

                ARTICLE 7.  REMOVAL OF MANAGERS

     7.01 (a) The Members may remove a Manager before the expiration of the Manager's term specified in this Agreement by the affirmative vote of a majority of all of the Members.

          (b) At any meeting of Members called expressly for the purpose, a Manager may be removed for any reason, with or without cause, on a resolution adopted by the Members.

                 ARTICLE 8.  QUORUM OF MANAGERS

     8.01 At all meetings of the Managers, two (2) of the Managers must be present to constitute a quorum for the transaction of business.

                 ARTICLE 9.  ACTION BY MANAGERS

     9.01 Authority. The Managers have full authority to act on behalf of the Company and its Members in its best interest. An act of the Managers is effective if more than a Majority in Interest of the Managers, representing their Membership Interests, vote approval of the act at a meeting at which a quorum of Managers is present.

     9.02 Appointment of Officers. The Managers may appoint officers at any time. The officers of the Company, if deemed necessary by the Managers, may include a chairperson, president, vice president, secretary, and chief financial officer. The officers shall serve at the pleasure of the Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. If a Manager is not an individual, such Manager's officers may serve as officers of the Company if elected by the Managers. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Managers. Any such officers duly appointed by the Managers shall have the duties, power and authority assigned to them by the Managers.

           ARTICLE 10.  REGULAR MEETINGS OF MANAGERS

     10.01 Regular meetings of the Managers are held at 15225 Wicks Boulevard, San Leandro, California, the principal office of the Company. The Managers are authorized to designate, from time to time, a place or places other than that specified above as the place for regular meetings of the Managers.

           ARTICLE 11.  SPECIAL MEETINGS OF MANAGERS

     11.01 Special meetings called by action of the Managers are held at 15225 Wicks Boulevard, San Leandro, California, the principal office of the Company or a place designated by the Managers. Written notice of the time and place of special meetings must be delivered personally to the Managers or sent to each Manager by United States mail or facsimile machine at the Manager's address as shown on the records of the Company.

       ARTICLE 12.  NOTICE OF PURPOSE OF MANAGER MEETINGS

     12.01 Notice of special meetings of the Managers must specify the purpose of the meeting or the business to be transacted at the meeting, in addition to the date, time and place of the meeting.

             ARTICLE 13.  COMPENSATION OF MANAGERS

     13.01 Members have authority to establish reasonable compensation of all Managers for services to the Company. The compensation may include pensions, disability benefits, and death benefits.

              ARTICLE 14.  EXECUTION OF DOCUMENTS

     14.01 The Managers and Members have the authority to execute documents and instruments for the acquisition, mortgage, or disposal of property on behalf of the Company, to open accounts, disburse funds and otherwise bind the Company contractually. The countersignatures of two or more Managers will be required to authorize disbursements on behalf of the Company or bind the Company contractually.

          (a) Notwithstanding the foregoing, Member Westco Community Builders, Inc. shall have the authority acting alone to enter into contracts and authorize disbursements necessary to carry out its duties as Construction Manager and Marketing Manager for the Project; provided, however, that such authority shall not include the power to convey title to the Project or any homes situated thereon.

                ARTICLE 15.  MEETINGS OF MEMBERS

     15.01 All meetings of Members must take place at 2406 Merced Street, San Leandro, California. The Members are authorized to designate, from time to time, a place or places other than that specified above as the place for meetings of the Members. Any Member may call a special meeting by giving at least ten (10) days' written notice to all other Members. The notice must specify the date, time, and place of the special meeting and the purpose for calling the meeting. Notice of the meeting must be delivered personally to the Members or sent to each Member by United States mail or facsimile machine at the Member's address as shown on the records of the Company. For mailed notice, the notice must be deposited in the United States mail at least twelve (12) days before the time the meeting is held.

                      ARTICLE 16.  QUORUM

     16.01 At all meetings of the Members, two (2) Members must be present to constitute a quorum for transaction of business.

       ARTICLE 17.  ACTIONS BY MEMBERS AND VOTING RIGHTS

     17.01 Votes Required to Act. An act of the Members of record is effective if the Majority in Interest of Members' votes adopt the act at a meeting at which a quorum of Members is present. The voting rights of the Members are to be distributed in proportion to each Member's Percentage Interest as set forth in Exhibit "A" hereto.

     17.02 Actions of Tax Matters Member. The Tax Matters Member of the Company, chosen pursuant to Internal Revenue Code
Section 6231(a)(7), is Westco Community Builders, Inc. who has the same authority as granted by the Internal Revenue Code to a tax matters partner.

        ARTICLE 18.  ACTION BY CONSENT WITHOUT MEETING.

     18.01 Any action permitted to be taken by the Members may be taken without a meeting if all Members individually or collectively consent by signing a written approval of the action.
Any action by written consent shall have the same force and effect as a unanimous vote of the Members.

                     ARTICLE 19.  RECORD DATE

     19.01. Only persons whose names are listed as Members in the official records of the Company fifteen (15) days before any meeting of the Members are entitled to notice of or to vote at that meeting.

                    ARTICLE 20.  VOTE BY PROXY

     20.01 Members may vote either in person or by proxy. Proxies must be executed in writing by the Members. A telegram, cablegram, or similar transmission by the Member or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a Member is deemed an execution in writing for purposes of this Agreement.

      ARTICLE 21.  ALLOCATIONS:  DISTRIBUTIONS AND INTERESTS

     21.01 Allocation of Net Income, Net Loss, or Capital Gains. Except as may be expressly provided otherwise in this
Article 21, and subject to the provisions of Section 704(c) of the Internal Revenue Code, the net income, net loss, or capital gains of the Company for each fiscal year of the Company is allocated to the Members as follows:

          (a) Net Profits. Net profits shall be allocated among the Members as follows:

               (i)  First to each of the Members until the
cumulative net profits allocated pursuant to this section is equal to cumulative net loss allocated to the Member pursuant to Section 21.01(b) for any period;

               (ii) Next, pari passu to the Members in the amount of any accrued but preferred return allocable to their Capital
Contributions;

               (iii) Thereafter to each of the Members pro rata in accordance with their percentage interest.

          (b) Net Loss. Net losses shall be allocated among the Members as follows:

               (i) First to the extend any net profits have been allocated pursuant to Section 21.01(a) hereof in the following order: first to offset any net profits allocated pursuant to
Section 21.01(a)(iii) hereof; then to offset any net profits allocated pursuant to Section 21.01(a)(ii); and then to offset any net profits allocated pursuant to Section 21.01(a)(i) (in each case pro rata in proportion to the shares of net profits being offset);

               (ii) Second, in proportion to the positive balances, if any, in the Members' respective Capital Accounts, until such balances are reduced to zero; and

               (iii)     Third; to the Members, pro rata, in
accordance with their Percentage Interests.

          (c) Residual Allocations. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not specifically provided for herein shall be allocated to the Members, pro rata in accordance with their Percentage Interest.

     21.02 Distributions. Periodically, but not less frequently than at the end of each calendar quarter, and after the payment from gross income of all Approved Costs, the net income from net sales proceeds shall be distributed to the Members and will be allocated as follows:

          (a)  First, to Dover Investments Corp. and Westco
Community Builders, Inc., pari passu, an amount equal to their respective return of capital contributed.

          (b)  Second, to Dover Investments Corp. its Preferred
Return.

          (c) Third, to Dover Investments, Corp. 50% of the remaining funds available and to Westco Community Builders, Inc.
50% of the remaining funds available.

It is anticipated that the net income and all proceeds will be distributed in accordance with the above no less frequently than quarterly. However, the Members agree that should either Member have tax liability or tax liabilities requiring funds, then the Members shall authorize distributions, including any necessary advance distributions, to that Member. Any distributions to a Member receiving advance distributions shall be first utilized to satisfy such advance distributions.

     21.03     Allocation of Income and Loss and Distributions in
Respect of Interests Transferred.

          (a) If any interest in the company is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year of the Company, each item of income, gain, loss, deduction, or credit of the Company for the fiscal year must be assigned pro rata to each day in the particular period of the fiscal year to which the item is attributable (that is, the day on or during which it is accrued or otherwise incurred) and the amount of each item so assigned to any day shall be allocated to the Member based on his, her or its respective interest in the Company at the close of the day. For the purpose of accounting convenience and simplicity, the Company may treat a transfer of, or an increase or decrease in, an interest in the Company that occurs at any time during a semimonthly period (commencing with the semimonthly period including the date of this Agreement) as having been consummated on the first day of the semimonthly period, regardless of when during the semimonthly period the transfer, increase, or decrease actually occurs (that is, sales and dispositions made during the first fifteen (15) days of any month are deemed to have been made on the 16th day of the month).

          (b) Distributions of the Company assets in respect of any interest in the Company shall be made only to the Members who, according to the books and records of the Company, are holders of record of the interests in respect of which the distributions are made on the actual date of distribution. Neither the Company nor any Member incurs any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or Member has knowledge or notice of any transfer or purported transfer of ownership of interest the Company that has not been approved by unanimous vote of the Members. Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the company must be allocated solely to the parties owning interests in the Company as of the date the sale or other disposition occurs.

                  ARTICLE 22. REPRESENTATIONS

          Each Member hereby represents and warrants to, and agrees with, the Members and Company as follows:

     22.01. He, she or it has a preexisting personal or business relationship with the Company or one or more of its officers or controlling persons, or by reason of his, her or its business or financial experience, or by reason of the business or financial experience of his, her or its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company; he, she or it is capable of evaluating the risks and merits of an investment in the Company and of protecting his, her or its own interests in connection with this investment.

     22.02. He, she or it has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.

     22.03. He, she or it is acquiring the Membership Interest for investment purposes for its own account and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

     22.04. He, she or it is financially able to bear the economic risk of an investment in the Membership, including the total loss thereof.

     22.05. He, she or it acknowledges that the Membership Interest has not been registered under the Securities Act of 1933, as amended (the Securities Act), or qualified under any blue sky laws in reliance, in part, on his, her or its representations, warranties and agreements herein.

     22.06. He, she or it represents, warrants and agrees that the Company is under no obligations to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist it in complying with any exemption from registration and qualification.

     22.07. Without limiting the representations set forth above, he, she or it will not make any disposition of all or any part of the Membership Interest which will result in the violation by it or by the Company of the Securities Act or any other applicable securities laws.

     22.08. He, she or it understands that the certificates (if any) evidencing the Membership Interest may bear any legend required by applicable securities laws.

     22.09. He, she or it acknowledges that the Membership Interest is a speculative investment which involves a substantial degree of risk of loss by it of his, her or its entire investment in the Company, that he, she or it understands and takes full cognizance of the risk factors related to the purchase of the Membership Interest, and that the Company is newly organized and has no financial or operating history.

     22.10. He, she or it acknowledges that there are substantial restrictions on the transferability of the Membership Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that, accordingly, it may not be possible for it to liquidate his, her or its investment in the Company.

     22.11. Neither the Members, any agent or employee of the Company or of the Members, nor any other person has at any time guaranteed or warranted to him, her or it that he, she or it may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest, that past performance or experience on the part of any Member or any other person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the Members by any specific date or will be made at all or that any specific tax benefits will accrue as a result of an investment in the Company.

     22.12. He, she or it acknowledges that the tax consequences to him, her or it of investing in the Company will depend on his, her or its particular circumstances, and neither the Company, the Members, nor any other person will be responsible or liable for the tax consequences to him, her or it of an investment in the Company. He, she or it will look solely to, and rely upon, his, her or its own advisers with respect to the tax consequences of this investment.

             ARTICLE 23.  INDEMNIFICATION OF MEMBERS
                  AND MEMBERS' FIDUCIARY DUTIES

     23.01 The Company will indemnify Members for any act taken in the capacity of a Member, other than acts that involve a breach of fiduciary duty. The standard of the fiduciary duty a Member owes to the Company and to its Members are those of a partner to a partnership and to the partners of the partnership. A Member's standard of conduct owed to the Company and other Members is to act in the highest good faith to the Members, and a Member may not seek to obtain an advantage in the Company affairs by the slightest misconduct, misrepresentation, concealment, threat, or adverse pressure of any kind.

            ARTICLE 24.   INDEMNIFICATION OF MANAGERS
                  AND MANAGERS' FIDUCIARY DUTIES

     24.01. The Company shall indemnify Managers for any act taken in the capacity of a Manager, other than acts that involve a breach of fiduciary duty. The standard of the fiduciary duties a Manager owes to the Company and to its Members are those of a partner to a partnership and to the partners of the partnership.
A Manager's standard of conduct owed to the Company and other Members is to act in the highest good faith to the Members, and a Manager may not seek to obtain an advantage in the Company affairs by the slightest misconduct, misrepresentation, concealment, threat, or adverse pressure of any kind.

             ARTICLE 25.  COMPANY RECORDS AND REPORTS

     25.01. Records and Accounting; Fiscal Year. The books and records of the Company must be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the company for federal and state income tax purposes. The books and records of the Company must reflect all Company transactions and must be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes is the calendar year.

     25.02. Access to Accounting Records. All books and records of the Company must be maintained at any office of the Company or at the Company's principal place of business, and each Member, and his, her or its duly authorized representative, must have access to them at the office of the Company and the right to inspect and copy them at reasonable times.

     25.03. Annual and Tax Information. The Members must use their best efforts to cause the Company to deliver to each Member, within sixty (60) days after the end of each fiscal year, all information necessary for the preparation of each Member's federal income tax return. The Members must also use their best efforts to cause the Company to prepare, within sixty (60) days after the end of each fiscal year, a financial report of the Company for the fiscal year, which must contain a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of sources and applications of funds, and a statement of reconciliation of the capital accounts of the Members.

                ARTICLE 26. DISSOLUTION OF COMPANY

     26.01. The Company shall be dissolved, its assets shall be disposed of, and its affairs shall be wound up on the first to occur of the following events:

     (a) A determination by more than 50% of the Members that the Company should be dissolved.

     (b) The expiration of the Company term as stated in the Articles.

     (c) On the death, insanity, bankruptcy, retirement, resignation, or expulsion of any Member unless at least fifty percent (50%) of the remaining Members consent to continue the Company within ninety (90) days of the dissolution event.

     (d)  At any earlier time as may be provided by applicable law.

  ARTICLE 27. CONSEQUENCES OF DISSOLUTION EVENTS ON TERMINATION
                       OF MEMBERS' INTEREST

     27.01 Dissolution Event. Upon the occurrence of the events specified in Paragraph 25.01(c) and the remaining Members' consent to continue the Company as specified, the Company and/or remaining Members (Remaining Members) shall have the right to purchase, and if such right is exercised, the Member whose actions or conduct resulted in the dissolution event (Former Member) shall sell, the Former Member's Membership Interest (Former Member's Interest) as provided in this Article 26.

     27.02 Withdrawal. Upon the withdrawal by a Member in the absence of the consent of all Remaining Members, such Member shall be treated as a Former Member, and, unless the Company dissolves as a result of such withdrawal, the Company and/or the Remaining Members shall have the right to purchase, and if such right is exercised, the Former Member shall sell, the Former Member's Interest as provided in this Article 26.

     27.03 Purchase Price. The purchase price for the Former Member's Interest shall be the fair market value of the Former Member's Interest as determined by an independent appraiser jointly selected by the Former Member and by the Remaining Members holding a majority of the remaining Membership Interests. The Company and the Former Member shall each pay one-half of the cost of the appraisal. Notwithstanding the foregoing, if the Dissolution Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.

     27.04 Notice of Intent to Purchase. Within thirty (30) days after the fair market value of the Former Member's Interest has been determined in accordance with Section 26.03, each Remaining Member shall notify the Members in writing of his, her or its desire to purchase a portion of the Former Member's Interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member's Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member's Interest in the same proportion that the Membership Interest of the Remaining Members bears to the aggregate of the Membership Interests of all of the Remaining Members electing to purchase the Former Member's Interest.

     27.05 Election to Purchase Less Than All of the Former Member's Interest. If any Remaining Member elects to purchase none or less than all or his, her or its pro rata share of the Former Member's Interest, then the Remaining Members can elect to purchase more than their pro rata share. If the Remaining Members fail to purchase the entire interest of the Former Member, the Company may purchase any remaining share of the Former Member's Interest.

     27.06 Payment of Purchase Price. The Company or the Remaining Members, as the case may be, shall pay at the closing one-fifth (1/5) of the purchase price and the balance of the purchase price shall be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining Members shall have the right to prepay in full or in part at any time without penalty.
The obligation of each purchasing Remaining Member or the Company, as applicable, to pay its portion of the balance due shall be evidenced by a separate promissory note executed by the respective purchasing Remaining Member or the Company, as applicable. Each such promissory note shall be in an original principal amount equal to the portion owed by the respective purchasing Remaining Member or the Company, as applicable. The promissory note executed by each purchasing Remaining Member shall be secured by a pledge of that portion of the Former Member's Interest purchased by such Remaining Member.

     27.07 Closing of Former Member's Interest. The closing for the sale of a Former Member's Interest pursuant to this Article 26 shall be held at 10:00 a.m. at the principal office of Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday or California legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member's Interest. The Former Member, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be reasonably necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.

              ARTICLE 28.  MISCELLANEOUS PROVISIONS

     28.01. Complete Agreement. This Agreement and the Articles of this Company constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter described. This Agreement and the Articles replace and supersede all prior agreements by and among any of the Members. This Agreement and the Articles supersede all prior written and oral statements; no representation, statement, or condition or warranty not contained in this Agreement or the Articles is binding on the Members or has any force or effect.

     28.02. Governing Law. This Agreement and the rights of the parties under this Agreement will be governed by, interpreted, and enforced in accordance with the laws of the State of California.

     28.03. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement is binding on and inures to the benefit of the Members, and their respective distributees, successors, and assigns.

     28.04. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, the provision is fully severable; this Agreement is construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision; and there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     28.05. Multiple Counterparts. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. However, in making proof only one copy signed by the party to be charged is required.

     28.06. Additional Documents and Acts. Each Member agrees to execute and deliver additional documents and instruments and to perform all additional acts necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by it.

     28.07. No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties to it, and their respective successors and assigns, subject to the express provisions of the Agreement relating to successors and assigns, and no other person has or will have any rights, interest, or claims under this Agreement as a third-party beneficiary or otherwise.

     28.08. Tax Consequences. Members acknowledge that the tax consequence of each Member's investment in the Company is dependent on each Member's particular financial circumstances. Each Member will rely solely on the Member's financial advisors and not the Company. The Company makes no warranties as to the tax benefits that the Members receive or will receive as a result of the Member's investment in the Company.

     28.09. Notices. Any notice to be given or to be served on the Company or any party to this Agreement in connection with this Agreement must be in writing and is deemed to have been given and received when delivered to the address specified by the party to receive the notice. Notices must be given to each Member at the address specified in Exhibit A. Any Member or the Company may, at any time, designate any other address in substitution of the foregoing address to which notice will be given by giving written notice to the other Members and the Company thirty (30) days before the date of delivery of the notice.

     28.10. Amendments. All Amendments to this Agreement must be in writing and signed by all of the Members.

     28.11. Title to Company Property. Legal title to all property of the Company must be held and conveyed in the name of the Company.

     28.12. Reliance on Authority of Person Signing Agreement. In the event that a Member is not a natural person, neither the Company nor any Member will (1) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of the entity or to determine any fact or circumstance bearing on the existence of the authority of the individual, or (2) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of the entity.

     28.13 Banking. All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company, at such locations as shall be determined by the Managers. The Managers shall determine, by unanimous resolution, those persons authorized to withdraw funds from such accounts and the amount such persons are authorized to withdraw.

     IN WITNESS THEREOF, the undersigned have executed this Agreement, to be effective as of the date that the Articles of Organization of the Company are accepted for filing by the Secretary of State.



MEMBERS:
WESTCO COMMUNITY BUILDERS, INC.
a California corporation
By:       /s/ Britt Evans
Name:     Britt Evans
Its:      President


DOVER INVESTMENTS CORP.,
a Delaware corporation
By:       /s/ Lawrence Weissberg

Name:     Lawrence Weissberg
Its:      Chief Executive Officer

                           Exhibit A

    CAPITAL CONTRIBUTION OF MEMBERS AND ADDRESSES OF MEMBERS
                       AND MANAGER AS OF
                SOUTH TRACY INDUSTRIAL PARK, LLC



Member's Name:      Westco Community Builders, Inc.
                    a California Corporation

Member's Address:   2406 Merced Street,
                    San Leandro, CA  94577

Member's Capital
Contribution:       $10.00 (See Section 3.01(b) of the
                    Operating Agreement)

Member's Percentage
Interest:           50%


Member's Name:      Dover Investments Corporation
                    a Delaware Corporation

Member's Address:   100 Spear Street, Suite 520
                    San Francisco, CA  94105

Member's Capital
Contribution:       $10.00 (See Section 3.01(a) of the
                    Operating Agreement)

Member's Percentage
Interest:           50%

Managers Name:                     Managers Address:

Westco Community Builders, Inc.    2406 Merced Street
                                   San Leandro, CA 94577

Dover Investments Corporation      100 Spear Street, Suite 520
                                   San Francisco, CA  94105